Exhibit 99.1

                FINANCIAL FEDERAL CORPORATION
              INITIATES QUARTERLY CASH DIVIDEND


NEW YORK, NY: December 14, 2004 - Financial Federal Corporation (NYSE: FIF) today announced that its Board of Directors has declared its first quarterly cash dividend of $0.10 per share of common stock. The dividend is payable on January 31, 2005 to stockholders of record at the close of business on January 7, 2005.

Paul R. Sinsheimer, Chairman and CEO, commented: "We are pleased to enhance shareholder value by starting to provide a cash return. Our current and projected levels of liquidity and leverage enable us to pay a cash dividend and to continue to grow our finance receivables portfolio at a sound pace."


This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Readers are referred to the most recent reports on Forms 10-K and 10-Q filed by the Company with the Securities and Exchange Commission that identify such risks and uncertainties.


Financial Federal Corporation specializes in financing industrial and commercial equipment through installment sales and leasing programs for dealers, manufacturers and end users nationwide. For additional information, please visit us at www.financialfederal.com.



CONTACT:  Steven F. Groth, Chief Financial Officer
          (212) 599-8000